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         As filed with the Securities and Exchange Commission on April 1, 1998
                                               Registration No. 333-__________
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                ----------------------

                              SITE TECHNOLOGIES, INC.
                            (formerly DeltaPoint, Inc.)
               (Exact name of registrant as specified in its charter)

               CALIFORNIA                                   77-0216760
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification Number)

                           380 EL PUEBLO ROAD, SUITE 100
                          SCOTTS VALLEY, CALIFORNIA 95066
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               1995 STOCK OPTION PLAN

                              (Full title of the plan)

                               ----------------------

                                   JEFFREY F. AIT
                              CHIEF EXECUTIVE OFFICER
                              SITE TECHNOLOGIES, INC.
                           380 EL PUEBLO ROAD, SUITE 100
                          SCOTTS VALLEY, CALIFORNIA  95066
                                   (408) 461-3017
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                               ----------------------

                                      Copy to:

                               JEFFREY D. SAPER, ESQ.
                                 KURT BERNEY, ESQ.
                               JAMES T. WHALEY, ESQ.
                          WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304-1050

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
                           CALCULATION OF REGISTRATION FEE
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                                                                       PROPOSED     PROPOSED
                                                                        MAXIMUM      MAXIMUM
                                                         AMOUNT        OFFERING     AGGREGATE   AMOUNT OF
                 TITLE OF SECURITIES                     TO BE           PRICE      OFFERING   REGISTRATION
                  TO BE REGISTERED                   REGISTERED (1)  PER SHARE (2)  PRICE (2)    FEE (3)
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
Common Stock to be issued under the Company's 1995
Stock Option Plan                                     1,580,000        $0.43750     $691,250     $203.92
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Site Technologies, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Site Technologies, Inc. on March 31, 1998.
(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933.

                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Site Technologies, Inc. (formerly DeltaPoint, Inc.) (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's 1995 Stock Option Plan, which is contained in the Registration Statement on Form S-8 filed on July 2, 1996, including any amendment or report filed for the purpose of updating such.

     (c) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 204(a) of the California Corporations Code, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the


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directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

     Sections 204(a) and 317 of the California Corporations Code authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expense) under certain circumstances for liabilities arising under the 1933 Act. The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the 1933 Act or the 1934 Act. In addition, the Company has entered into Indemnification Agreements with its directors and executive officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                        Description
----------     ----------------------------------------------

      *4.1     1995 Stock Option Plan.

       5.1     Opinion of Counsel as to legality of securities being registered.

      23.1     Consent of Independent Accountants.

      23.2     Consent of Counsel (contained in Exhibit 5.1).

      24.1     Power of Attorney (see page II-4).

* Incorporated by reference to the Registration Statement on Form S-8 filed on July 2, 1996, including any amendment or report filed for the purpose of updating such.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.


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

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 11th day of March, 1998.

                                   SITE TECHNOLOGIES, INC.


                                   By: /s/ JEFFREY F. AIT
                                        ------------------------------
                                        Jeffrey F. Ait

                                        Chief Executive Officer


                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey F. Ait as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                      Title                        Date
 ---------------------   ---------------------------------     --------------

 /s/ JEFFREY F. AIT      Director and Chief Executive          March 11, 1998
 ---------------------   Officer (Principal Executive
 Jeffrey F. Ait          Officer and Acting Principal
                         Financial and Accounting Officer)

 /s/ PATRICK GRADY       Director                              March 11, 1998
 ---------------------
 Patrick Grady

 /s/ STEPHEN F. MENDEL   Director                              March 11, 1998
 ---------------------
 Stephen F. Mendel

 /s/ THOMAS HOLT         Director                              March 11, 1998
 ---------------------
 Thomas Holt


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